As filed with the Securities and Exchange Commission on April 1, 2005

Registration Number 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

FAIR ISAAC CORPORATION

(Exact name of registrant as specified in its charter)

Delaware (State of incorporation)	94-1499887 (I.R.S. Employer Identification Number)

901 Marquette Avenue, Suite 3200
Minneapolis, Minnesota 55402-3232
(Address of principal executive offices)

FAIR ISAAC CORPORATION
1992 LONG-TERM INCENTIVE PLAN
(Full title of the plan)

Andrea M. Fike, Esq.
Vice President, General Counsel and Secretary
Fair Isaac Corporation
901 Marquette Avenue, Suite 3200
Minneapolis, Minnesota 55402-3232
(612) 758-5260
(Name, address and telephone number of agent for service)

Calculation of Registration Fee

Title of		Proposed	Proposed
Securities	Amount	maximum	maximum
to be	to be	offering price	aggregate	Amount of
registered	registered	per share (1)	offering price (1)	Registration fee
Common Stock, par value $.01, including Preferred Stock Purchase Rights (2)	2,783,174 shares	$33.72	$93,848,627.28	$11,046

(1)	Estimated pursuant to Rule 457(h) under the Securities Act of 1933 solely for the purpose of calculating the registration fee and based upon the average of the high and low prices of the Registrant’s Common Stock as reported on the New York Stock Exchange on March 29, 2005.

(2)	Prior to the occurrence of certain events, the Preferred Stock Purchase Rights will not be evidenced separately from the Common Stock.

EXPLANATORY NOTE

      This Registration Statement on Form S-8 is being filed for the purpose of registering an additional 2,783,174 shares of the Common Stock of Fair Isaac Corporation (the “Company”) to be issued pursuant to the Fair Isaac Corporation 1992 Long-Term Incentive Plan (the “Plan”).

      In accordance with Section E of the General Instructions to Form S-8, the Registration Statements on Form S-8 filed with the Securities and Exchange Commission on May 27, 1993 (File No. 33-63426), April 1, 1996 (File No. 333-02121), October 1, 1998 (File No. 333-65179), July 28, 1999 (File No. 333-83905), February 1, 2000 (File No. 333-95889), March 14, 2000 (File No. 333-32398 ), January 30, 2003 (No. 333-102848) and April 9, 2004 (File No. 333-114365) are hereby incorporated by reference. Without limiting the foregoing, we specifically incorporate by reference the Company’s Current Report on Form 8-K filed with the Commission on February 25, 2005.

      The consolidated financial statements, and related report of KPMG LLP, independent registered public accounting firm, included in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2004, have been superseded by the consolidated financial statements and related auditors’ report included in the Company’s Current Report on Form 8-K filed with the Commission on February 25, 2005, and, as a result, do not constitute part of this Registration Statement.

Item 8. Exhibits

Exhibit	Description

4.1	Composite Certificate of Incorporation of the Company, as amended. (Incorporated by reference to Exhibit 4.1 to Company’s Registration Statement on Form S-8 (File No. 333-114364) filed on April 9, 2004.)

4.2	By-Laws of the Company, as of April 1, 2004. (Incorporated by reference to Exhibit 4.2 to Company’s Registration Statement on Form S-8 (File No. 333-114364) filed on April 9, 2004.)

4.3	Rights Agreement dated as of August 9, 2001 between Fair, Isaac and Company, Incorporated and Mellon Investor Services LLC. (Incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement on Form 8-A (File No. 001-11689) filed on August 10, 2001.)

4.4	Fair Isaac Corporation 1992 Long-Term Incentive Plan. (Incorporated by reference to Exhibit 10.38 to the Company’s report on Form 10-K for the fiscal year ended September 30, 2003.)

5	Opinion of Faegre & Benson LLP.

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Faegre & Benson LLP. (Included in Exhibit 5.)

24	Powers of Attorney.

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on April 1, 2005.

FAIR ISAAC CORPORATION
By:	/s/ Thomas G. Grudnowski
Thomas G. Grudnowski
President and Chief Executive Officer

      Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Name and Signature	Title	Date

/s/ Thomas G. Grudnowski Thomas G. Grudnowski	President, Chief Executive Officer and Director (Principal Executive Officer)	April 1, 2005
/s/ Charles M. Osborne Charles M. Osborne	Vice President and Chief Financial Officer (Principal Financial Officer)	April 1, 2005
/s/ Michael J. Pung Michael J. Pung	Vice President, Finance (Principal Accounting Officer)	April 1, 2005
A. George Battle*	Director	April 1, 2005
Andrew Cecere*	Director	April 1, 2005
Tony J. Christianson*	Director	April 1, 2005
Alex W. Hart*	Director	April 1, 2005
Philip G. Heasley*	Director	April 1, 2005
Guy R. Henshaw*	Director	April 1, 2005
David S. P. Hopkins*	Director	April 1, 2005
Margaret L. Taylor*	Director	April 1, 2005

* Charles M. Osborne, by signing his name hereto, does hereby sign this document on behalf of each of the above named directors of the Registrant pursuant to powers of attorney duly executed by each person.

By:	/s/ Charles M. Osborne
Charles M. Osborne
Attorney-in-Fact

EXHIBIT INDEX

Exhibit	Description

4.1	Composite Certificate of Incorporation of the Company, as amended. (Incorporated by reference to Exhibit 4.1 to Registration Statement on Form S-8 (File No. 333-114364) filed on April 9, 2004.)

4.2	By-Laws of the Company, as of April 1, 2004. (Incorporated by reference to Exhibit 4.2 to Company’s Registration Statement on Form S-8 (File No. 333-114364) filed on April 9, 2004.)

4.3	Rights Agreement dated as of August 9, 2001 between Fair, Isaac and Company, Incorporated and Mellon Investor Services LLC. (Incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement on Form 8-A (File No. 001-11689) filed on August 10, 2001.)

4.4	Fair Isaac Corporation 1992 Long-Term Incentive Plan. (Incorporated by reference to Exhibit 10.38 to the Company’s report on Form 10-K for the fiscal year ended September 30, 2003.)

5*	Opinion of Faegre & Benson LLP.

23.1*	Consent of Independent Registered Public Accounting Firm.

23.2*	Consent of Faegre & Benson LLP. (Included in Exhibit 5.)

24*	Powers of Attorney.

*	Filed herewith